EXHIBIT 24

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine P. Iordanou and John D. Vollaro as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Arch Capital Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2006 and any and all amendments and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ CONSTANTINE P. IORDANOU	President and Chief Executive Officer	February 28, 2007
Constantine P. Iordanou	(Principal Executive Officer) and Director
/s/ JOHN D. VOLLARO	Executive Vice President and	February 28, 2007
John D. Vollaro	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ PAUL B. INGREY	Chairman and Director	February 28, 2007
Paul B. Ingrey
/s/ WOLFE “BILL” H. BRAGIN	Director	February 28, 2007
Wolfe “Bill” H. Bragin
/s/ JOHN L. BUNCE, Jr.	Director	February 28, 2007
John L. Bunce, Jr.
/s/ SEAN D. CARNEY	Director	February 28, 2007
Sean D. Carney
/s/ JEFFREY A. GOLDSTEIN	Director	February 28, 2007
Jeffrey A. Goldstein
/s/ KEWSONG LEE	Director	February 28, 2007
Kewsong Lee
/s/ JAMES J. MEENAGHAN	Director	February 28, 2007
James J. Meenaghan
/s/ JOHN M. PASQUESI	Director	February 28, 2007
John M. Pasquesi
/s/ ROBERT F. WORKS	Director	February 28, 2007
Robert F. Works